Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-226343 and 333-252233) on Form S-8 and in the registration statement (No. 333-233047) on Form S-3 of our report dated March 8, 2022, with respect to the financial statements of Neuronetics, Inc.

8
/s/ KPMG LLP

Philadelphia, Pennsylvania

March 8, 2022